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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We consent to the reference to our firm in the Registration Statement (Form
S-8) pertaining to the ValliCorp Holdings, Inc. 1996 Auburn 1982 Incentive Continuation Stock Option Plan and to the incorporation by reference therein of our report dated January 18, 1994 with respect to the consolidated financial statements of ValliCorp Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP
                                            ------------------------------
                                            Ernst & Young LLP

Los Angeles, California
September 25, 1996